CONSTRUCTION AGENCY AGREEMENT
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          CONSTRUCTION AGENCY AGREEMENT, dated as of March 11, 1998 (this
"Agreement"), between FMS TRUST 1997-1, a Delaware business trust (the "Lessor"), and FRED MEYER, INC., a Delaware corporation (the "Construction Agent").

                              PRELIMINARY STATEMENT

     A. The Lessor and the Construction Agent, in its capacity as lessee (the "Lessee") are parties to that certain Lease Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified, the "Lease"), pursuant to which the Lessee has agreed to lease certain Land and Improvements from the Lessor (collectively, the "Properties").

     B. In connection with the execution and delivery of the Participation Agreement, dated as of the date hereof, among the Lessee, the Lessor, the Owner Trustee, the Investors, the Agents and the Lenders (the "Participation Agreement"), the Lease and the other Operative Agreements, and subject to the terms and conditions hereof, (i) the Lessor desires to appoint the Construction Agent as its sole and exclusive agent in connection with the identification and acquisition of the Properties (provided title to the Properties shall be held in the name of the Lessor (except in the case of Ground Leases)) and construction of such Improvements in accordance with the Plans and Specifications and (ii) the Construction Agent desires, for the benefit of the Lessor, to identify and acquire the Properties and to cause the construction of such Improvements in accordance with the Plans and Specifications and to undertake such other liabilities and obligations as are herein set forth.

          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:


                             SECTION 1. DEFINITIONS

          1.1 Defined Terms. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Annex A to the Participation Agreement. The rules of usage set forth in Annex A to the Participation Agreement shall apply to this Agreement.



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                                                  CONSTRUCTION AGENCY AGREEMENT

                  SECTION 2. APPOINTMENT OF CONSTRUCTION AGENT

          2.1 Appointment. Subject to the terms and conditions hereof, the Lessor hereby irrevocably designates and appoints the Construction Agent as its exclusive agent, and the Construction Agent accepts such appointment, in connection with the identification and acquisition from time to time of the Properties (provided title to the Properties shall be held in the name of the Lessor or, solely in the case of Land subject to a ground lease, the Land shall be leased to the Lessor pursuant to a Ground Lease) and construction of Improvements on the Land, all in accordance with the terms of this Agreement, the Participation Agreement and the other Operative Agreements. Notwithstanding any provisions hereof or in any other Operative Agreement to the contrary, the Construction Agent acknowledges and agrees that the Lessor shall advance no more than $500,000,000 in the aggregate in regard to the Properties (including without limitation any and all Advances in the aggregate from the Lenders under the Credit Agreement and from the Investors under the Trust Agreement).

          2.2 Acceptance and Undertaking. The Construction Agent hereby unconditionally accepts the agency appointment and undertakes, for the benefit of the Lessor, to identify and acquire certain Properties (provided title to the Properties shall be held in the name of the Lessor or, solely in the case of Land subject to a ground lease, the Land shall be leased to the Lessor pursuant to a Ground Lease) and to cause the construction of the Improvements in accordance with the Plans and Specifications and the Operative Agreements.

          2.3 Supplements to this Agreement. On the Property Closing Date of each Property on which Improvements are to be constructed, the Lessor and the Construction Agent shall each execute and deliver a supplement to this Agreement in the form of Exhibit A to this Agreement, appropriately completed, pursuant to which the Lessor and the Construction Agent shall, among other things, each acknowledge and agree that the construction and development of such Property will be governed by the terms of this Agreement. Following the execution and delivery of a supplement to this Agreement as provided above, such supplement and all supplements previously delivered under this Agreement shall constitute a part of this Agreement.

          2.4 Term. (a) This Agreement shall commence on the date hereof and shall terminate with respect to any given Property upon the earlier to occur of:

               (i) payment by the Lessee of the Termination Value and termination of the Lease with respect to such Property in accordance with
     Section 16 of the Lease;


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                                                  CONSTRUCTION AGENCY AGREEMENT

               (ii) payment by the Lessee of the Purchase Option Price and termination of the Lease with respect to such Property in accordance with
     Section 20 of the Lease;

               (iii) the expiration of the Lease with respect to such Property or earlier termination of the Lease upon a sale of such Property pursuant to Section 21.1 of the Lease or otherwise; and

               (iv) the Completion Date with respect to such Property;

provided, however, that any termination of this Agreement shall not relieve the Construction Agent of any liability for breach hereof.

          2.5 Scope of Authority.

          (a) The Lessor hereby expressly authorizes the Construction Agent, or any agent or contractor of the Construction Agent, and the Construction Agent unconditionally agrees, for the benefit of the Lessor, to take all action necessary or desirable for the performance and satisfaction of any and all of Lessor's obligations under any construction agreement and to fulfill all of the obligations of the Construction Agent including, without limitation:

               (i) the identification and assistance with the acquisition of Properties in accordance with the terms and conditions of the Participation Agreement;

               (ii) all design and supervisory functions relating to the construction of the Improvements and performing all engineering work related to the construction, installation and testing of the Improvements;

               (iii) negotiating and entering into all contracts necessary to construct the Improvements, on such terms and conditions as are customary and reasonable in light of local standards and practices and the businesses in which the Lessee is engaged;

               (iv) obtaining all necessary permits, licenses, consents, approvals and other authorizations, including without limitation those required under applicable Environmental Laws, from all Governmental Authorities in connection with the development and construction of the Improvements on the Land in accordance with the Plans and Specifications;

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                                                  CONSTRUCTION AGENCY AGREEMENT

               (v) maintaining all books and records with respect to the construction, operation and management of the Properties, including the allocation of the Advances among the Properties so as to maintain an accurate record of each Project Cost; and

               (vi) performing any other acts necessary in connection with the identification and acquisition of the Properties and construction and development of the Improvements in accordance with the Plans and Specifications.

          (b) Neither the Construction Agent nor any of its Affiliates or agents shall enter into any contract which would, directly or indirectly, impose any liability or obligation on the Lessor and for which liability or obligation the Lessor is not indemnified.

          (c) Subject to the terms and conditions of this Agreement, the Construction Agent shall have sole management and control over the construction means, methods, sequences and procedures with respect to the construction of the Improvements.

          2.6 Delegation of Duties. The Construction Agent may execute any of its duties under this Agreement by or through agents, contractors, employees or attorneys-in-fact; provided that no such delegation shall limit or reduce in any way the Construction Agent's duties and obligations under this Agreement.

          2.7 Covenants of the Construction Agent. The Construction Agent hereby covenants and agrees that it will:

          (a) cause construction of the Improvements on each Property to be prosecuted diligently and continuously in accordance with the Plans and Specifications for such Property and in compliance with all Legal Requirements and Insurance Requirements;

          (b) cause the Completion Date for each Property to occur on or prior to the earlier to occur of (i) the twelve month anniversary of the Construction Commencement Date (which period may be extended for up to six
     (6) additional months to the extent that a delay in construction is caused by a Force Majeure Event) and (ii) the Construction Period Termination Date, in all cases free and clear (by removal or bonding) of Liens or claims for materials supplied or labor or services performed in connection with the construction of the Improvements;


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                                                  CONSTRUCTION AGENCY AGREEMENT

          (c) following the Completion Date for each Property, cause all outstanding punch list items with respect to the Improvements on such Property to be completed in a timely manner;

          (d) cause the Improvements on each Property to be constructed for an amount which when added to the Project Cost of the Land will be equal to or less than 110% of the Projected Completion Value with respect to such Properly;

          (e) upon Completion of the Improvements for a particular Property, promptly (and in any event within five (5) Business Days) deliver an Officer's Certificate to the Lessor and the Administrative Agent (i) certifying the Completion Date of such Property and (ii) certifying the aggregate Property Cost of such Property;

          (f) cause the sum of (i) the aggregate Property Cost for all Construction Period Properties, plus (ii) to the extent not included in Property Cost, the cost to complete the construction and development of Improvements on Construction Period Properties, plus (iii) the Property Cost for all Existing Properties to be in an amount that is not in excess of $500,000,000; and

          (g) procure insurance for the Properties during the Construction Period in accordance with the provisions of Article XIV of the Lease.


                           SECTION 3. THE IMPROVEMENTS

          3.1 Construction. The Construction Agent shall cause the Improvements to be constructed, equipped, maintained and used in full compliance with the Plans and Specifications therefor and all Legal Requirements and Insurance Requirements.

          3.2 Amendments; Modifications. (a) The Construction Agent may at any time revise, amend or modify (i) the Plans and Specifications without the consent of the Lessor; provided that any such amendment to the Plans and Specifications does not (x) result in the Completion Date of the Improvements occurring after the earlier of the Outside Completion Date and the Construction Period Termination Date, and/or (y) result in the Project Costs of any Improvements subject to such amendment exceeding either (1) the sum of the then Available Commitments and the then Available Investor Commitments (reduced by the amount, if any, necessary to pay for the cost of construction and development of Improvements on other Properties which are currently under construction but have not yet

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                                                  CONSTRUCTION AGENCY AGREEMENT

been completed (such amount, the "Unfunded Amount")) or (2) 110% of the Projected Completion Value with respect to such Improvements, and (ii) the Budget; provided that such revisions, amendments or modifications to the Budget do not result in any increase in the Project Costs greater than either (A) the sum of the then Available Commitments and the then Available Investor Commitments (reduced by the unfunded amount) or (B) 110% of the Projected Completion Value with respect to such Property.

          (b) The Construction Agent agrees that it will not implement any revision, amendment or modification to the Plans and Specifications for any Property if the aggregate effect of such revision, amendment or modification would be to reduce the fair market value of the Property when completed, unless such revision, amendment or modification is required by Legal Requirements or Insurance Requirements or unless required to prevent the Improvements from being constructed in violation of Section 8.2 of the Lease.

          3.3 Failure to Complete Construction Period Properties and Purchase Obligation.

          If at any time prior to the Completion Date with respect to any Construction Period Property there occurs a Casualty, an Environmental Violation, the commencement of a Condemnation or a Force Majeure Event, the Construction Agent shall either (a) pay to Lessor, on a date designated by Construction Agent (which date shall be not more than thirty (30) days after a Responsible Officer of the Construction Agent gains knowledge of the occurrence of the applicable event), an aggregate amount equal to the liquidated damages amount referenced in Section 5.3(a) of this Agreement regarding such Construction Period Property and on such date Lessor shall transfer and convey to the Construction Agent all right, title and interest of Lessor in and to such Construction Property or (b) other than in the event of an Environmental Violation, notify Lessor in writing it intends to proceed with construction of the Improvements with respect to such Construction Period Property (including within such notice, if a Force Majeure Event is involved, an estimate as to the delay caused by such Force Majeure Event), in which case the Construction Agent shall promptly and diligently complete the construction of such Improvements in accordance with the Plans and Specifications and with the terms hereof and cause the Completion Date with respect to such Construction Period Property to occur on or prior to the earlier of the Outside Completion Date and the Construction Period Termination Date.



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                                                  CONSTRUCTION AGENCY AGREEMENT

                           SECTION 4. PAYMENT OF FUNDS

          4.1 Right to Receive Construction Cost.

          (a) In connection with the acquisition of any Property and during the course of the construction of the Improvements on any Property, the Construction Agent may request that the Lessor advance funds for the payment of Property Acquisition Costs or Property Costs, and the Lessor will comply with such request to the extent provided for under the Participation Agreement. The Construction Agent and the Lessor acknowledge and agree that the Construction Agent's right to request funds and the Lessor's obligation to advance such funds for the payment of Property Acquisition Costs or Property Costs is subject in all respects to the terms and conditions of the Participation Agreement and each of the other Operative Agreements. Without limiting the generality of the foregoing, it is specifically understood and agreed that in no event shall the aggregate amounts advanced by the Lenders or the Investors for Property Acquisition Costs or Property Costs and any other amounts due and owing hereunder or under any of the other Operative Agreements exceed $500,000,000, including without limitation such amounts owing for (a) the acquisition and development of the Properties, (b) additional amounts which accrue or become due and owing under the Credit Agreement or Trust Agreement as obligations of the Lessor prior to any Completion Date (for interest payments on the Loans or payments of the Investor Yield on the Investor Advances) or (c) any other purpose.

          (b) The proceeds of any funds made available to the Lessor to pay Project Costs shall be made available to the Construction Agent or its designee in accordance with the Requisition relating thereto and the terms of the Participation Agreement. The Construction Agent will use such proceeds only to pay the Project Costs set forth in the Requisition relating to such funds.


           SECTION 5. CONSTRUCTION AGENCY AGREEMENT EVENTS OF DEFAULT

          5.1 Events of Default. If any one or more of the following events (each an "Construction Agency Agreement Event of Default") shall occur:

          (a) the Construction Agent fails to apply any funds paid by the Lessor to the Construction Agent for the acquisition of the Properties and the construction of the Improvements to the payment of Property Acquisition Costs or Project Costs;


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                                                  CONSTRUCTION AGENCY AGREEMENT

          (b) the Construction Commencement Date with respect to any Improvements does not occur within 12 months of the Property Closing Date for the Land on which such Improvements are to be located if such Land is Store Land Property, or within 9 months of the Property Closing Date for the Land on which such Improvements are to be located, if such Land is not Store Land Property;

          (c) the Completion Date with respect to any Property (other than a Store Land Property) shall fail to occur for any reason on or prior to the earlier of the Outside Completion Date or the Construction Period Termination Date;

          (d) a Significant Casualty or a Significant Condemnation shall occur during the Construction Period;

          (e) any Lease Event of Default shall have occurred and not been cured within any cure period expressly permitted under the terms of the Lease; or

          (f) the Construction Agent shall breach any of its representations or warranties under any Operative Agreement or shall fail to observe or perform any term, covenant or condition of this Agreement or any other Operative Agreement other than as set forth in paragraphs (a), (b), (c),
     (d) or (e) of this Section 5.1, and such misrepresentation, breach of warranty or failure remains uncured for a period of thirty (30) days after receipt of written notice to the Construction Agent by the Lessor;

then, in any such event, and subject to Section 5.3(a), the Lessor may, in addition to the other rights and remedies provided for in this Article, terminate the Construction Agent's rights under this Agreement by giving notice of such termination, and the Construction Agent's rights under this Agreement shall terminate and all rights and obligations of the Construction Agent under this Agreement shall cease. The Construction Agent shall pay all costs and expenses incurred by or on behalf of the Lessor, including reasonable fees and expenses of counsel, as a result of any Construction Agency Agreement Event of Default.

          5.2 Damages. Any termination pursuant to Section 5.1 shall in no event relieve the Construction Agent of its liability and obligations hereunder, all of which shall survive any such termination.

          5.3 Remedies; Remedies Cumulative. (a) If a Construction Agency Agreement Event of Default shall have occurred and be continuing, the Lessor shall have all rights available at law, equity or otherwise. Notwithstanding the foregoing, the Construction

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                                                  CONSTRUCTION AGENCY AGREEMENT

Agent shall have the right to cure a Construction Agency Agreement Event of Default hereunder with respect to any given Property by purchasing such Property from the Lessor for Termination Value for such Property.

          (b) No failure to exercise and no delay in exercising, on the part of the Lessor, any right, remedy, power or privilege under this Agreement or under any other Operative Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.


                              SECTION 6. INSURANCE

          The Construction Agent shall procure insurance for the Improvements during the Construction Period in accordance with the following provisions (provided that to the extent such requirements are satisfied by Lessee in accordance with Article XIV of the Lease, it shall be sufficient if Lessee's insurance provides coverage for both Construction Agent and Lessee):

          6.1 Public Liability and Workers' Compensation Insurance. The Construction Agent shall procure and carry, at the Construction Agent's sole cost and expense, commercial general liability insurance for claims for injuries or death sustained by persons or damage to property while on the Properties. Such general liability insurance shall be on terms and in amounts that are no less favorable than insurance maintained by the Construction Agent with respect to similar properties that it constructs. The commercial general liability insurance policy shall be endorsed to name each Participant as additional insureds. Each policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which such parties may have in force. The Construction Agent shall, in the operation of the Properties, comply with the applicable workers' compensation laws and protect the Lessor against any liability under such laws.

          6.2 Hazard and Other Insurance. The Construction Agent shall keep, or cause to be kept, the Improvements and building materials insured against loss or damage by fire and other risks on terms and in amounts that are no less favorable than insurance covering other similar properties constructed and developed by the Construction Agent and that are in

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                                                  CONSTRUCTION AGENCY AGREEMENT

accordance with normal industry practice, and are in amounts equal to the actual replacement cost of the Improvements. During the construction of any Improvements each Lessee shall also maintain or cause to be maintained builders' risk insurance. So long as no Construction Agency Agreement Event of Default has occurred and is continuing, any loss payable under the insurance policy required by this Section will be paid to and adjusted solely by the Construction Agent.

          6.3 Coverage. The Construction Agent agrees that it shall furnish the Lessor with certificates or, if requested by the Lessor, copies of policies showing the insurance required to be in effect under Sections 6.1 and 6.2 and naming the Participants as additional insureds and showing the mortgagee endorsement in favor of the Administrative Agent required below. All such insurance shall be at the cost and expense of the Construction Agent. Such certificates shall include a provision for 30 days' advance written notice by the insurer to the Lessor in the event of a cancellation of such insurance. The Construction Agent agrees that the insurance policy or policies required by Sections 6.1 and 6.2 shall include an appropriate clause pursuant to which such policy shall provide that it will not be invalidated should the Construction Agent waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy. The Construction Agent hereby waives any and all such rights against the Participants to the extent of payments made under such policies. All property insurance policies required by
Section 6.2 shall include a "New York" or standard form mortgagee endorsement in favor of the Administrative Agent. The Lessor may carry separate liability insurance, at its own expense, so long as (i) the Construction Agent's insurance is designated as primary and in no event excess or contributory to any insurance the Lessor may have in force which would apply to a loss covered under the Construction Agent's policy and (ii) each such insurance policy will not cause the Construction Agent's insurance required under Section 6 to be subject to a co-insurance exception of any kind. The Construction Agent shall pay as they become due all premiums for the insurance required by Sections 6.1 and 6.2, shall renew or replace each policy prior to the expiration date thereof and shall promptly deliver to the Lessor and the Administrative Agent certificates for renewal and replacement policies. Notwithstanding anything in this Section
6.3 to the contrary, any insurance which the Construction Agent is required to obtain and maintain pursuant to Sections 6.1 and 6.2 may be carried under "blanket" and umbrella covering other properties and liabilities of the Construction Agent.


             SECTION 7. LESSOR'S RIGHTS; CONSTRUCTION AGENT'S RIGHTS


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          7.1 Exercise of the Lessor's Rights. Subject to the terms of the
Contract Assignment, the Construction Agent hereby acknowledges and agrees that the rights and powers of the Lessor under this Agreement have been assigned to the Administrative Agent.

          7.2 Lessor's Right to Cure Construction Agent's Defaults. Upon written notice to the Construction Agent, except in emergencies, the Lessor, without waiving or releasing any obligation or Construction Agency Agreement Event of Default, may (but shall be under no obligation to) remedy any Construction Agency Agreement Event of Default hereunder for the account of and at the sole cost and expense of the Construction Agent. All out of pocket costs and expenses so incurred (including reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Construction Agent to the Lessor on demand.


                       SECTION 8. GUARANTEE OF COMPLETION

          8.1 Guarantee of Completion. The Construction Agent unconditionally and irrevocably guaranties that:

          (a) it shall complete, on or before the Outside Completion Date, the construction, equipping and furnishing of each of the Properties substantially in accordance with (i) the Plans and Specifications (ii) all Legal Requirements (iii) all Insurance Requirements and (iv) the terms and conditions of the Construction Contract and this Agreement;

          (b) it shall fully and punctually pay and discharge any and all Project Costs in connection with the Properties, including, without limitation, the costs of constructing, equipping and furnishing each of the Properties and payment of all real estate taxes, insurance premiums and other items payable prior to Completion of a Property, as the same become due and payable;

          (c) each Property shall be, and remain, free and clear of all Liens of any and all Persons furnishing materials, labor or services in constructing, completing, equipping or furnishing the Properties, except to the extent that such Liens are (i) being contested in good-faith if permitted in accordance with the terms of the Participation Agreement, the Lease and the other Operative Agreements or (ii) Lessor Liens; and


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          (d) it shall comply fully and punctually with all of the terms, covenants and conditions on its part to be complied with under the Construction Contract and this Agreement.

The matters described in paragraphs (a) through (d) above are sometimes collectively referred to as the "Guaranteed Obligations".

          8.2 Failure to Complete the Improvements. In the event that Completion with respect to any Property has not occurred on or prior to the Outside Completion Date, (a) the Construction Agent shall indemnify the Lessor against, and save the Lessor harmless from all damages, liabilities, costs and expenses that Lessor, or anyone claiming through or on behalf of the Lessor, may suffer by reason of the Construction Agent's failure to achieve Completion of such Improvements on or prior to the Outside Completion Date; (b) in the event that the Lessor, or anyone claiming through or on behalf of the Lessor, shall pay any costs in connection with (i) completing the construction of any Improvements pursuant to the Participation Agreement or any other Operative Agreement, or
(ii) removing any Liens not permitted by the terms of the Participation Agreement, the Lease and the other Operative Agreements, the Construction Agent shall reimburse the Lessor, or such Person so claiming through or on behalf of the Lessor, for all sums so paid by such Person; and (c) the Construction Agent shall pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) incurred by the Lessor, or anyone claiming through or on behalf of the Lessor, in (i) enforcing, or obtaining advice of counsel in respect of the enforcement of, any rights under this Article or (ii) collecting, or obtaining advice of counsel in respect of the collection of, the Guaranteed Obligations.

          8.3 Specific Enforcement. The Construction Agent acknowledges and agrees that it will be impossible to measure accurately the damages to the Lessor, or anyone claiming through or on behalf of the Lessor, resulting from a breach of the covenants of the Construction Agent to complete (or to cause the completion of) the construction, equipping and furnishing of the Improvements in accordance with the Plans and Specifications, in compliance with all Legal Requirements and all Insurance Requirements and in accordance with the terms and conditions of the Construction Contract and this Agreement; that such a breach will cause irreparable injury to the Lessor and that the Lessor has no adequate remedy at law in respect of such breach and, as a consequence, agrees that such covenant shall be specifically enforceable against the Construction Agent, and the Construction Agent hereby waives and agrees not to assert any defense based on the denial of any of the foregoing in an action for specific performance of such covenant.


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          8.4 Right of Set-Off. Upon the occurrence and during the continuance of a Construction Agency Agreement Event of Default or a Lease Event of Default, the Construction Agent irrevocably authorizes the Lessor, or anyone claiming through or on behalf of the Lessor, at any time without notice to the Construction Agent to set-off and apply any and all deposits and any other credits or claims held or owing by the Lessor, or anyone acting through or on behalf of the Lessor, to or for the credit or the account of the Construction Agent, in such amounts as the Lessor, or anyone claiming through or on behalf of the Lessor, may elect, against and on account of the obligations and liabilities of the Construction Agent to the Lessor under this Article, whether or not the Lessor has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.

          8.5 Amendments to Operative Agreements; Demands. The Construction Agent shall remain obligated under this Agreement notwithstanding that, without any reservation of rights against the Construction Agent and without notice to or further consent by the Construction Agent, the obligations or the liability of any other party upon or for any part of the obligations under the Operative Agreements, may, from time to time, in whole or in part, be renewed, extended, amended, modified, waived, surrendered or released by the Lessor, or anyone acting through or on behalf of the Lessor, and any of the other Operative Agreements may be amended, modified, supplemented or terminated, in whole or in part. For the purposes of this Agreement, any reference to the Operative Agreements shall mean such documents as they now exist and as they may be modified, amended, supplemented, renewed or extended from time to time.

          8.6 Guarantee Absolute and Unconditional; Waivers. The Construction Agent waives any and all notice of the creation, renewal, extension or accrual of any of the obligations under this Agreement and notice of or proof of reliance by the Lessor, or anyone acting through or on behalf of the Lessor, upon this Agreement or acceptance of this Agreement. The obligations or liabilities under this Agreement shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article. The Construction Agent understands and agrees that the guarantee contained in this Article shall be construed as a continuing, absolute and unconditional guarantee without regard to (a) the validity, regularity or enforceability of this Agreement or any of the other Operative Agreements, (b) any defense, set-off or counterclaim which at any time may be available to or be asserted by the Construction Agent against the Lessor, or anyone acting through or on behalf of the Lessor, or (c) any other circumstance (with or without notice to or knowledge of the Lessor or the Construction Agent) whatsoever which constitutes, or might be construed to constitute, an equitable or legal

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                                                  CONSTRUCTION AGENCY AGREEMENT

discharge of the Construction Agent for the obligations under this Agreement in bankruptcy or in any other instance, except for performance of such obligations under this Agreement. The Construction Agent waives any right to require the Lessor, or anyone acting through or on behalf of the Lessor, to proceed against any collateral security in any manner which would preserve any right of subrogation which the Construction Agent might have against the Lessor and also waives any defense arising from any action by the Lessor which may limit or affect adversely any such right of subrogation. When pursuing its rights and remedies against the Construction Agent, the Lessor, or anyone acting through or on behalf of the Lessor, may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Construction Agent or any other Person or against any collateral security or guarantee for the obligations under this Agreement, and any failure by the Lessor, or anyone acting through or on behalf of the Lessor, to pursue such other rights or remedies against the Construction Agent or any such other Person or to realize upon any such collateral security or guarantee, or any release of the Construction Agent or any such other Person or any such collateral security or guarantee, shall not relieve the Construction Agent of any liability, and shall not impair or affect the rights and remedies of the Lessor, or anyone acting through or on behalf of the Lessor, against the Construction Agent. The guarantee of completion contained in this Article shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Construction Agent until all the obligations under this Agreement shall have been satisfied by performance in full.

          8.7 Reinstatement. The guarantee contained in this Article shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the obligations of the Construction Agent under this Agreement is rescinded or otherwise must be restored or returned by the Lessor, or anyone acting through or on behalf of the Lessor, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Construction Agent, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Construction Agent or any substantial part of its property, or otherwise, all as though such payments had not been made.

          8.8 Subordination. (a) All liabilities and obligations of the Lessor to the Construction Agent, whether secured or unsecured and whether or not evidenced by any instrument, now existing or subsequently created or incurred, are and shall be subordinate and junior in right of payment to the Obligations.

          (b) The Construction Agent shall not sell, assign or otherwise transfer, in whole or in part, or create, incur or suffer to exist any security interest, Lien, charge or other encumbrance with respect to any indebtedness, liabilities or obligations of the Lessor to the

                                                  CONSTRUCTION AGENCY AGREEMENT

Construction Agent or any instrument or document evidencing or securing the same unless, in any such case, the person or entity to whom such sale, assignment or transfer is made or the beneficiary of such security interest, Lien, charge or encumbrance acknowledges the foregoing subordination and agrees to be bound thereby.

          (c) Should any payment or distribution or security, or any proceeds thereof, be collected or received by the Construction Agent in respect of any indebtedness, liabilities or obligations of the Lessor to the Construction Agent, and such collection or receipt is not permitted under these subordination provisions of this Agreement, the Construction Agent shall immediately turn over such payment, distribution or security or proceeds to the Administrative Agent, in the form received, and, until so turned over, the same shall be held in trust by the Construction Agent as the property of the Lenders.

          (d) For purposes of this Agreement "subordinate and junior in right of payment" shall mean no part of any subordinated indebtedness, liabilities or obligations shall have any claim to the assets of the Lessor on a parity with or prior to the claim of the Obligations or the principal amount of the Loans and other amounts due to the Administrative Agent, the Lenders and the Investor. Unless and until the Obligations shall have been fully paid and satisfied, the Construction Agent will not take, demand or receive, directly or indirectly, by set-off, redemption, purchase or in any manner, any payment or security for the whole or any part of any subordinated indebtedness, liabilities or obligations, and the Construction Agent will not accelerate the scheduled maturities of any amounts owing on account of such indebtedness, liabilities or obligations or demand payment thereof or enforce or take any action to enforce or collect any subordinated indebtedness, liabilities or obligations or any part thereof or to enforce any Lien or security interest securing payment or performance of subordinated indebtedness, liabilities or obligations or exercise any claims, rights, remedies or powers in connection with such indebtedness, liabilities or obligations; provided that so long as no Default or Event of Default under the Credit Agreement, the Notes or any other Operative Agreement exists or would be in existence immediately after giving effect to such payment, the Construction Agent may receive currently scheduled payments on account of such indebtedness, liabilities and obligations.

          8.9 Payments. The Construction Agent hereby agrees that payments under or with respect to the guarantee contained in this Article will be paid to the Lessor, without set-off or counterclaim in U.S. Dollars, except that so long as this Agreement is subject to the Contract Assignment payments will be paid to the Administrative Agent at the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006.

                                                  CONSTRUCTION AGENCY AGREEMENT

                            SECTION 9. MISCELLANEOUS

          9.1 Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing by United States mail, by nationally recognized courier service or by hand and any such notice shall become effective five Business Days after being deposited in the mails, certified or registered with appropriate postage prepaid or one Business Day after delivery to a nationally recognized courier service specifying overnight delivery or, if delivered by hand, when received, and shall be directed to the address of such Person as indicated:

          If to the Lessor, to it at:

                  FMS TRUST 1997-1
                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware  19890-0001
                  Attn:  Corporate Trust Administration
                  Telecopier No.: (302) 651-1576

          If to the Construction Agent, to it at:

                  Fred Meyer, Inc.
                  3800 SE 22nd Avenue
                  PO Box 42121
                  Portland, Oregon 97242
                  Attn:  James C. Aalberg
                         Vice President and Corporate Treasurer
                  Telecopier No.:  (503) 797-5299

          With a copy of any default notices to:

                  Stoel Rives LLP
                  900 SW Fifth Avenue, Suite 2300
                  Portland, Oregon 97204
                  Attn:  Gary R. Barnum, Esq.
                  Telecopier No.: (503) 220-2480

                                                  CONSTRUCTION AGENCY AGREEMENT

          With copies of any notices to the Administrative Agent at:

                  Bankers Trust Company
                  130 Liberty Street
                  New York, New York 10006
                  Attn: Deal Administrator
                  Telecopier No.: (212) 250-7351

          From time to time any party may designate a new address for purposes of notice hereunder by notice to each of the other parties hereto. It is understood and agreed that the delivery of copies of notices to counsel as set forth above is for courtesy purposes only and any failure to deliver such copy shall not constitute failure with respect to any obligation to provide notices hereunder.

          9.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lessor, the Construction Agent and their respective successors and assigns. The Construction Agent may not assign this Agreement or any of its rights or obligations hereunder in whole or in part to any Person without the prior written consent of the Lessor.

          9.3 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          9.4 Amendments and Waivers. Subject to the provisions of Section 13.4 of the Participation Agreement, the Lessor and the Construction Agent may from time to time, enter into written amendments, supplements or modifications hereto.

          9.5 Counterparts. This Agreement may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          9.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and

                                                  CONSTRUCTION AGENCY AGREEMENT

any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.7 Headings and Table of Contents. The headings and table of contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                                                  CONSTRUCTION AGENCY AGREEMENT

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   FRED MEYER, INC.

                                        JAMES C. AALBERG
                                        ------------------------
                                   By:  Name:  James C. Aalberg
                                        Title: Vice President, Treasurer

                                                  CONSTRUCTION AGENCY AGREEMENT



                                   FMS TRUST 1997-1

                                   By: WILMINGTON TRUST COMPANY,
                                       not in its individual capacity but solely
                                       as Owner Trustee

                                           PATRICIA A. EVANS
                                           ---------------------------
                                       By: Name:  Patricia A. Evans
                                           Title: Financial Services Officer

                                                  CONSTRUCTION AGENCY AGREEMENT

                                                                   Exhibit A
                                                                   ----------


                   Supplement to Construction Agency Agreement
                   -------------------------------------------


          SUPPLEMENT to Construction Agency Agreement, dated as of _____________ __, 199__ (the "Supplement"), between FMS TRUST 1997-1, a Delaware business trust (the "Lessor"), and FRED MEYER, INC., a Delaware corporation (the "Construction Agent"). Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Construction Agency Agreement.

          The Lessor and the Construction Agent are also parties to that certain Construction Agency Agreement dated as of March __, 1998 (as amended, supplemented or otherwise modified, the "Construction Agency Agreement"), pursuant to which the Lessor has appointed the Construction Agent as its sole and exclusive agent in connection with the acquisition of the Properties and construction of the Improvements in accordance with the Plans and Specifications.

          Subject to the terms and conditions of the Construction Agency Agreement, the Lessor and the Construction Agent desire that the terms of the Construction Agency Agreement apply to the Property described in Schedule 1 and wish to execute this Supplement to provide therefore.

          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

          1. The Construction Agent agrees to act as Construction Agent and to perform the obligations assumed under the Construction Agency Agreement in connection with the completion of construction of the Improvements on the Property in accordance with the Plans and Specifications set forth in Schedule 2, except that, if the Property described in Schedule 1 is a Store Land Property, then in accordance with the Plans and Specifications to be delivered pursuant to Section 9.4 of the Participation Agreement.

          2. Each of the Lessor and the Construction Agent acknowledges and agrees that the construction and development of the Property shall be governed by the terms of the Construction Agency Agreement.

                                                  CONSTRUCTION AGENCY AGREEMENT

          3. The Budget relating to the construction and development of the Improvements on the Property is $[ ], except that, if the Property described in
Schedule 1 is a Store Land Property, the Budget will be as provided in accordance with Section 9.4 of the Participation Agreement.

          4. This Supplement shall, upon its execution and delivery, constitute a part of the Construction Agency Agreement.

                                                  CONSTRUCTION AGENCY AGREEMENT


          IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   FRED MEYER, INC.


                                   By:  ____________________________________
                                        Name:
                                        Title:

                                                  CONSTRUCTION AGENCY AGREEMENT



                                   FMS TRUST 1997-1

                                   By:  WILMINGTON TRUST COMPANY,
                                        not in its individual capacity but
                                        solely as Owner Trustee

                                       By:  ______________________________
                                            Name:
                                            Title:

                                                       Schedule 1 to Supplement
                                                  CONSTRUCTION AGENCY AGREEMENT


                             Description of Property
                             -----------------------

                                                       Schedule 2 to Supplement


                            Plans and Specifications
                            ------------------------